UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Humankind Benefit Corporation
(Exact name of registrant as specified in its charter)

Maryland	See Below
(State of incorporation)	(I.R.S. Employer Identification No.)

225 Pictoria Drive Suite 450 Cincinnati OH	45246

(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of capital stock (par value $0.0001 per share), designated as “Common Stock.”	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-248060.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, Common Stock (par value $0.0001), of Humankind US Stock ETF a series of Humankind Benefit Corporation (the “Registrant”), is incorporated herein by reference to Pre-Effective Amendment No. 3 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on February 12, 2021. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

The series of the Company to which this filing relates and the associated I.R.S. Employer Identification Numbers is as follows:

Series Name	EIN
Humankind US Stock ETF	85-4245747

 ITEM 2. EXHIBITS

1. Registrant’s Articles of Incorporation dated June 30, 2020 for Humankind Benefit Corporation (the “Company”), incorporated by reference to Exhibit (a)(1) of the Registrant’s Initial Registration Statement on Form N-1A as filed with the Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001140361-20-018566 on August 17, 2020.
2. Registrant’s By-Laws incorporated by reference to Exhibit (b) of the Registrant’s Initial Registration Statement on Form N-1A as filed with the Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001140361-21-004727 on February 12, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  February 17, 2021

HUMANKIND BENEFIT CORPORRATION

By: /s/ James J. Katz

Name: James J. Katz

Title: President